SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2002
Date of Report
(Date of earliest event reported)

NASTECH PHARMACEUTICAL COMPANY INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-13789	11-2658569
(Commission File No.)	(IRS Employer Identification Number)

3450 Monte Villa Parkway
Bothell, Washington 98021
(Address of Principal Executive Offices)

425-908-3600
(Registrant’s Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 2. Acquisition or Disposition of Assets

     On September 30, 2002, Nastech Pharmaceutical Company Inc., a Delaware corporation (“Nastech”) reacquired all product, patent, trademark, licensing and regulatory rights related to the distribution of Nascobal® in the United States (the “Acquired Assets”) from Schwarz Pharma, Inc. (“Schwarz”). Nascobal is a pharmaceutical product designed for the treatment of vitamin B-12 deficiency. Pursuant to a License and Supply Agreement between Schwarz and Nastech (the “License Agreement”), Schwarz was the exclusive distributor of Nascobal in the United States prior to the acquisition. The acquisition terminated all rights and obligations outstanding pursuant to the License Agreement. Schwarz also relinquished its rights to receive any consideration from Nastech upon the future sale or license of intranasal scopolamine, a pharmaceutical product under development that is intended to prevent and treat motion sickness. In addition, Nastech and Schwarz agreed to terminate arbitration proceedings pending in connection with the License Agreement.

     Under the terms of the acquisition agreement, Nastech will pay Schwarz a total of $8,750,000 for the Acquired Assets, $1,500,000 of which was paid at closing, and the balance of which, plus interest, will be paid over a four-year period. Schwarz retained a security interest in the Acquired Assets to secure Nastech’s future principal and interest payments. The amount of consideration was determined by negotiation between the parties.

Item 7. Financial Statements and Exhibits

     (c)      Exhibits.

2.1	Asset Purchase Agreement dated as of September 30, 2002, between the registrant and Schwarz Pharma, Inc.

10.1	Loan Agreement dated as of September 30, 2002 between the registrant and Schwarz Pharma, Inc.

10.2	Security Agreement dated as of September 30, 2002 between the registrant and Schwarz Pharma, Inc.

10.3	Termination and Mutual Release Agreement dated as of September 30, 2002 between the registrant and Schwarz Pharma, Inc.

99.1	Press Release of registrant issued on October 1, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2002	NASTECH PHARMACEUTICAL COMPANY INC

	By:	/s/ Gregory L. Weaver

Gregory L. Weaver Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

2.1	Asset Purchase Agreement dated as of September 30, 2002, between the registrant and Schwarz Pharma, Inc.

10.1	Loan Agreement dated as of September 30, 2002 between the registrant and Schwarz Pharma, Inc.

10.2	Security Agreement dated as of September 30, 2002 between the registrant and Schwarz Pharma, Inc.

10.3	Termination and Mutual Release Agreement dated as of September 30, 2002 between the registrant and Schwarz Pharma, Inc.

99.1	Press Release of registrant issued on October 1, 2002